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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                              HELIX BIOMEDIX, INC,
                             A COLORADO CORPORATION,

                                  WITH AND INTO

                              HELIX BIOMEDIX, INC.,
                             A DELAWARE CORPORATION

         Helix BioMedix, Inc., a corporation organized and existing under the laws of Colorado ("Helix Colorado") DOES HEREBY CERTIFY:

         1. That this corporation was incorporated pursuant to the laws of the State of Colorado, the provisions of which permit the merger of a parent corporation existing under the laws of said state with and into a subsidiary corporation organized and existing under the laws of another state.

         2. That this corporation owns all of the outstanding shares of the stock of Helix BioMedix, Inc., a corporation incorporated on the 1st day of November, 2000, pursuant to the General Corporation Law of the State of Delaware.

         3. That this corporation, by resolution of the Board of Directors dated the 6th day of November, 2000, a copy of which is attached as Exhibit A, determined to merge into itself said Helix Delaware.

         4. That in accordance with the laws of the State of Colorado, the shareholders of Helix Colorado were given notice of the proposed merger and their approval was sought therefor at the annual meeting of shareholders of Helix Colorado, held December 15, 2000. At that meeting, in excess of 70% of shareholders entitled to vote on the merger voted in favor thereof.

         5.       That Helix Delaware survives the merger.

         6. That the effective date of the merger shall be December 29, 2000.

         IN WITNESS WHEREOF, said Helix Colorado has caused this Certificate to be signed by R. Stephen Beatty, its President, this 26 th day of December, 2000.

                                           HELIX BIOMEDIX, INC.

                                           By: /s/ R. Stephen Beatty
                                           ------------------------------------
                                               R. Stephen Beatty, President